UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2020

UNITED STATES 12 MONTH NATURAL GAS FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34535	26-0431733
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, California 94596

(Address of principal executive offices) (Zip Code)

(510) 522-9600

Registrant's telephone number,

including area code

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States 12 Month Natural Gas Fund, LP	UNL	NYSE Arca, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2020, the United States 12 Month Natural Gas Fund, LP (the “Registrant”) entered into a Customer Agreement (the “Agreement”) with E D & F Man Capital Markets Inc. (“MCM”) to serve as a futures commission merchant (“FCM”) for the Registrant. The Agreement requires MCM to provide services to the Registrant, in connection with the purchase and sale of oil futures contracts and other oil-related investments that may be purchased or sold by or through MCM for the Registrant’s account. Under the Agreement, the Registrant pays MCM commissions for executing and clearing trades on behalf of the Registrant. As a result, MCM will serve as an FCM for the Registrant along with (1) RBC Capital Markets, LLC (“RBC”), which provides such services pursuant to a Futures and Cleared Derivatives Transactions Customer Account Agreement dated as of October 8, 2013, and (2) RCG Division of Marex Spectron (“RCG”), which provides such services pursuant to a Commodity Futures Customer Agreement dated as of May 28, 2020, respectively.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Customer Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES 12 MONTH NATURAL GAS FUND, LP
	By:	United States Commodity Funds LLC, its general partner
	By:	/s/ John P. Love
Date: June 9, 2020
	Name:	John P. Love
	Title:	President and Chief Executive Officer